QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

                 We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 31, 2001, except note 23 as to which the date is March 15, 2001, relating to the financial statements of WellPoint Health Networks Inc., which appears in WellPoint Health Networks Inc.'s Annual Report on Form 10-K for the year ended December 31, 2000.

PricewaterhouseCoopers LLP

Los Angeles, California
February 26, 2002

QuickLinks

CONSENT OF INDEPENDENT ACCOUNTANTS